Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Reports Fourth Quarter and Full-Year 2021 Results, Declares Dividend, and Provides 2022 Guidance

•Realized full-year net income of $58.4 million, or $1.20 per share.
•Achieved full-year Adjusted EBITDA of $49.4 million, at the higher-end of company’s guidance range.
•Generated a record $47.2 million of full-year net cash provided by operating activities, 17% higher than prior year.
•Produced full-year CAD of $34.1 million and paid total cash distributions of $23.3 million to shareholders.
•Concluded major capital recycling program and refocused efforts on U.S. South expansion.
•Achieved full-year U.S. South timber sales pricing 17% and 14% higher than prior year for pulpwood and sawtimber, respectively, and fourth quarter U.S. South pricing 32% and 21% higher than 2020, respectively, driven by strong market fundamentals.

ATLANTA – February 10, 2022 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported fourth quarter and full-year 2021 results. The company also declared a cash dividend of $0.075 per share for its common stockholders of record as of February 28, 2022, payable on March 15, 2022.

Brian M. Davis, CatchMark's Chief Executive Officer, said: “CatchMark exceeded our 2021 guidance for net income and met our 2021 guidance for Adjusted EBITDA, continuing our long track record of achieving timber sales prices substantially above market averages, while maintaining the highest productivity per acre among our peers. These results again attest to the prime quality of our timberlands in leading mill markets and our success in managing our delivered wood sales model supplemented by opportunistic stumpage sales. Following the completion of recent strategic large dispositions and the Triple T exit, we are now

Exhibit 99.1
focused on growth opportunities in the U.S. South, the top U.S. mill region and one of the most important global wood baskets. Going forward, we see powerful macro forces — regional home construction, mill expansions, and the ongoing decline of Canadian market competition due to pine beetle infestation and British Columbia harvest deferrals — helping drive sustainable product price appreciation in our markets. At the same time, robust demand should continue to help us meet our timberland sales targets, and our solid capital position provides support for a disciplined growth strategy, including acquisitions and various environmental initiatives.”

FOURTH QUARTER 2021 RESULTS

The following table summarizes the fourth quarter and comparable prior year period results:

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Three Months Ended December 31,		Change
	2021	2020	Dollars, Tons or Acres	%
Results of Operations
Revenues	$20.5	$30.9	$(10.4)	(34)%
Net Income (Loss)	$33.9	$(3.0)	$36.9	1,246%
Adjusted EBITDA	$9.0	$17.3	$(8.3)	(48)%

Harvest Volume (tons)	499,610	578,033	(78,423)	(14)%
Acres Sold	400	4,000	(3,600)	(91)%

Fourth quarter 2021 net income and earnings per share of $33.9 million and $0.70, respectively, resulted primarily from the company’s exit from the Triple T joint venture, proceeds from which were used to repay debt and further improve the company’s capital position to grow its portfolio of prime timberlands in the U.S. South’s premier mill markets.

Business Segments Overview

For fourth quarter 2021, lower year-over-year total revenues and Adjusted EBITDA resulted from:
•lower harvest volumes post recent large dispositions, most notably the highly profitable Bandon sale;
•selling fewer timberland acres due to the timing of most sales earlier in the year; and
•lower asset management fees due to the Triple T exit.

The revenue impact of planned lower harvest volumes was lessened by significant increases in timber sales pricing as the company extended its long-sustained pricing premiums over U.S. South-wide averages.

Exhibit 99.1
Harvest Operations

	Three Months Ended December 31,		Change
(in millions except for prices)	2021	2020	$	%
Timber Sales Revenue	$16.4	$19.9	$(3.5)	(18)%
Harvest EBITDA	$8.8	$9.7	$(0.9)	(9)%
Net Timber Sales Price - U.S. South (per ton):
Pulpwood	$16	$12	$4	32%
Sawtimber	$27	$23	$4	21%

Todd P. Reitz, CatchMark's Chief Resources Officer, said: “Results continue to reflect the benefits and strength of our operating model, highlighted by the flexibility gained using delivered wood and opportunistic stumpage sales. We continue to achieve substantial pricing premiums, the strategic outgrowth of concentrating prime timberland holdings in leading U.S. South mill markets. The residual impacts of regional wet weather in the third quarter kept pressure on fourth quarter logging production while customer raw material inventories remained low. The pricing tension benefited CatchMark in our markets and the favorable supply/demand dynamics, fueled by increasing homebuilding, repair and remodeling and ongoing mill expansions, remain in place entering 2022.”
•As planned, timber sales revenue and Harvest EBITDA decreased year-over-year due to lower harvest volumes.
•Lower harvest volumes followed from execution of large dispositions under the company’s capital recycling program during 2021, including the highly successful Bandon property sale in Oregon and the profitable Oglethorpe large disposition in Georgia.
•Significant timber sales price increases in the U.S. South were generated year-over-year — 32% for pulpwood and 21% for sawtimber, and sequential quarter-over-quarter — 19% for pulpwood and 10% for sawtimber.
•Pulpwood and sawtimber stumpage pricing for the fourth quarter registered 52% and 38% premiums, respectively, over TimberMart-South U.S. South-wide pricing averages.

Real Estate

	Three Months Ended December 31,		Change
(in millions except for prices)	2021	2020	$	%
Timberland Sales Revenue	$1.0	$6.8	$(5.8)	(86)%
Real Estate EBITDA	$0.9	$6.4	$(5.5)	(86)%
Average Sales Price (per acre)	$2,597	$1,662	$935	56%

Most of CatchMark’s 2021 timberland sales were executed earlier in the year, resulting in lower year-over-over activity during the fourth quarter — 400 acres sold for $1.0 million compared to 4,000 acres sold for $6.8 million in 2020.
•Pricing for fourth quarter 2021 land sales of $2,597 per acre was significantly higher than the $1,662 per acre realized in fourth quarter 2020.
•Margins also increased significantly year-over-year — 44% in the fourth quarter 2021 compared to 19% in 2020.
•Excellent pricing was achieved for the sold acres despite lower stocking levels as compared to prior year and compared to CatchMark’s portfolio average of 39 tons per acre.

Exhibit 99.1
Investment Management

	Three Months Ended December 31,		Change
(in millions)	2021	2020	$	%
Asset Management Fee Revenue	$2.2	$3.2	$(1.1)	(33)%
Investment Management EBITDA	$2.2	$3.2	$(1.0)	(31)%

Lower asset management fees and investment management Adjusted EBITDA were attributable to the Triple T joint venture exit and the replacement of its asset management agreement with the transition services agreement effective through first quarter 2022.
The Dawsonville Bluffs joint venture contributed income of $63,000 from wetland mitigation banking activity. After completing the highly-successful sale of the Dawsonville Bluffs timberlands in 2020, CatchMark continues to receive asset management fees and incentive-based promotes from managing the venture’s remaining environmental initiatives.

FULL YEAR 2021 RESULTS

The following table summarizes the full year and comparable prior year results:

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Year Ended December 31,		Change
	2021	2020	Dollars, Tons or Acres	%
Results of Operations
Revenues	$102.2	$104.3	$(2.1)	(2)%
Net Income (Loss)	$58.4	$(17.5)	$75.9	433%
Adjusted EBITDA	$49.4	$52.1	$(2.7)	(5)%

Harvest Volume (tons)	2,046,571	2,321,363	(274,792)	(12)%
Acres Sold	7,500	9,300	(1,800)	(19)%

Business Segments Overview

Harvest Operations

	Year Ended December 31,		Change
(in millions except for prices)	2021	2020	$	%
Timber Sales Revenue	$72.5	$72.3	$0.2	—%
Harvest EBITDA	$34.2	$34.2	$—	—%
Net Timber Sales Price - U.S. South (per ton):
Pulpwood	$15	$13	$2	17%
Sawtimber	$26	$23	$3	14%

Despite planned lower harvest volumes, CatchMark generated $72.5 million of timber sales revenue in 2021, a slight increase over 2020, resulting from $2.6 million in higher timber sales revenue in the U.S. South offset by $2.5 million in lower timber sales revenue from the Pacific Northwest resulting from the company’s sale of its Bandon property.
•Harvest EBITDA was $34.2 million, the same as in 2020, despite the planned decrease in total harvest volumes and successful mid-year disposition of the Bandon property.

Exhibit 99.1
•Total harvest volumes of 2.05 million were in-line with company guidance.
•Higher U.S. South timber sales revenue — 4% above 2020 — resulted from strong pulpwood and sawtimber pricing and a higher mix of delivered sales volume, offset by a planned 11% decrease in harvest volume, maintaining consistent productivity on a per-acre basis.
•In the U.S. South, CatchMark’s net timber sales prices for pulpwood and sawtimber were 17% and 14% higher, respectively, compared to the prior year, trending with increases in South-wide prices.
•Pulpwood and sawtimber stumpage prices for the year also realized 54% and 20% premiums over U.S. South-wide averages, reflecting CatchMark’s concentration of prime timberlands located in high-demand markets.
•Prior to selling the Bandon property in August 2021, CatchMark generated $9.0 million in timber sales revenue in the Pacific Northwest, harvesting 90% of full-year harvest volumes and capturing a 7% increase in weighted-average sawtimber pricing compared to prior year. The disposition resulted in a gain of $23.4 million and refocused CatchMark’s operations on the U.S. South.

Real Estate

	Year Ended December 31,		Change
(in millions except for prices)	2021	2020	$	%
Timberland Sales Revenue	$14.1	$15.6	$(1.6)	(10)%
Real Estate EBITDA	$13.4	$14.7	$(1.4)	(9)%
Average Sales Price (per acre)	$1,867	$1,689	$178	11%

Timberland sales revenue decreased by 10% year-over-year as a result of selling 19% fewer acres than in 2020.
•The company achieved an 11% higher per-acre price than 2020 despite a 19% average lower total stocking, capitalizing on strong market demand.
•Margins increased to 31% compared to 21% in 2020.
•Acres sold had an average merchantable timber stocking of 21 tons per acre, compared to 26 tons in 2020, significantly lower than CatchMark’s portfolio stocking average of 39 tons.

Investment Management

	Year Ended December 31,		Change
(in millions)	2021	2020	$	%
Asset Management Fee Revenue	$11.5	$12.2	$(0.7)	(6)%
Investment Management EBITDA	$12.3	$12.6	$(0.3)	(3)%

Asset management fee revenue totaled $11.5 million for 2021, comprised of $11.2 million earned from the Triple T joint venture and $0.3 million earned from the Dawsonville Bluffs joint venture, including incentive-based promotes for exceeding investment hurdles.

Investment Management EBITDA totaled $12.3 million, 3% lower than 2020, due to a $0.7 million decrease in asset management fee revenues resulting from the Triple T exit, offset by a $0.4 million increase in Adjusted EBITDA from the Dawsonville Bluffs joint venture.

CatchMark continued to earn a monthly Triple T management fee of $0.7 million pursuant to the transition service agreement, which will terminate on March 31, 2022.

Exhibit 99.1

CAPITAL POSITION AND SHARE REPURCHASES

CatchMark’s Chief Financial Officer Ursula Godoy-Arbelaez said: “All of our deleveraging resulting from strategic initiatives, including simplifying our business, focusing operations in the U.S. South through the successful Bandon sale and exiting Triple T, have positioned us well for the next growth phase, including acquisitions and various environmental initiatives. In addition to debt capital, we have ample cash on hand to execute on growth opportunities.”
•During 2021, CatchMark increased its liquidity and strengthened its capital position through two profitable capital recycling dispositions — Bandon and Oglethorpe, as well as exiting Triple T.
•The two large dispositions, comprising 23,100 acres, totaled $107.5 million and generated a gain of $24.2 million. The Bandon Property in the Pacific Northwest sold for $100 million, on which a $23.4 million gain was recognized. Net proceeds of $95.4 million were used to pay down outstanding debt.
•At year end, liquidity totaled $277 million, including borrowing capacity of $254 million and $23 million of cash on-hand.
•Dividends of approximately $23.3 million, or $0.48 per share, were fully covered by record net cash provided by operating activities of $47.2 million and cash available for distribution (CAD) of $34.1 million, below the company’s target CAD payout ratio range of 75% to 85%.

Share Repurchases: No share repurchases occurred under CatchMark’s share repurchase program during the year. CatchMark had approximately $13.7 million remaining in the program for future repurchases as of December 31, 2021.

2022 GUIDANCE

For full-year 2022, CatchMark projects a GAAP net loss between $5 million and $7 million and Adjusted EBITDA between $35 million and $41 million. Harvest volumes are forecast between 1.6 million and 1.8 million tons, reflecting consistent annual productivity on a per-acre basis, with a sawtimber mix of approximately 45-50%. Harvests are expected to increase during each of the first three quarters with fourth quarter volume approximating the average. Asset management fee revenue is projected at approximately $2 million and timberland sales are anticipated to range between $15 million and $17 million.

Davis said: “Timber sales pricing will be key to driving our 2022 performance. We expect macro demand fundamentals in the U.S. South to continue to produce sustained pricing tension, which will benefit in particular the leading markets where we concentrate our operations. All indicators point to significant growth in the U.S. South for the lumber, pellet, and pulp industries, leading to tightening wood markets and price appreciation over time. It’s the largest wood market in North America and the only region which is appreciably expanding. The pellet industry is the fastest growing not only in North America but also globally. And sawmills are also expanding to meet increased demand especially given longstanding and ongoing population growth in the region. We believe we are positioned for success in the right place at the right time.”

Exhibit 99.1
This outlook does not include potential contributions from future acquisitions and investments, including monetization of the company’s environmental initiatives.

Davis continued: “In assessing new investments, we continue to be diligent and disciplined, seeking timberlands that will fit into our growth strategy. We are focusing on acquisitions with near-term cash accretion or long-term accretive portfolio attributes as well as potential for providing environmentally-focused income opportunities. We see opportunities in the marketplace, including bolt-on local acquisitions to our existing portfolio.”

Conference Call
The company will host a conference call and live webcast at 10 a.m. ET on Friday, February 11, 2022 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company’s website immediately after the call.

About CatchMark
CatchMark (NYSE: CTT) invests in prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 369,700 acres* of timberlands located in Alabama, Georgia and South Carolina. For more information, visit www.catchmark.com.
* As of December 31, 2021

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, our expectations with respect to product price appreciation, our ability to meet our timberland sales targets, and our access to capital to support our growth strategy, that favorable supply/demand dynamics remain in place entering 2022, fueled by regional homebuilding, repair and remodeling, mill expansions and the ongoing decline in Canadian market competition, that we have ample cash on hand to execute on growth opportunities, that we see opportunities in the marketplace to pursue our acquisition strategy, and our 2022 guidance. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (ii) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (iii) we may not be able to access external sources of capital at attractive rates or at all; (iv) potential increases in interest rates could have a negative impact on our business; (v) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vi) we may not generate the harvest volumes from our timberlands that we currently anticipate; (vii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (viii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) our dividends are not guaranteed and are subject to change;

Exhibit 99.1
(xi) the markets for carbon sequestration credits, wetlands mitigation banking and solar projects are still developing and we maybe unsuccessful in generating the revenues from environmental initiatives that we currently expect or in the timeframe anticipated; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xiv) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

###

Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Timber sales	$16,357	$19,945	$72,467	$72,344
Timberland sales	979	6,760	14,090	15,642
Asset management fees	2,162	3,234	11,475	12,184
Other revenues	964	1,009	4,129	4,120
	20,462	30,948	102,161	104,290
Expenses
Contract logging and hauling costs	5,927	8,160	30,172	30,103
Depletion	4,787	8,178	23,729	29,112
Cost of timberland sales	550	5,479	9,664	12,290
Forestry management expenses	1,663	1,721	6,982	6,892
General and administrative expenses	3,804	3,166	13,452	16,225
Land rent expense	79	113	292	447
Other operating expenses	1,021	2,898	6,006	7,577
	17,831	29,715	90,297	102,646

Other income (expense):
Interest income	—	—	2	51
Interest expense	(3,198)	(3,533)	(12,679)	(15,123)
Gain on large dispositions	72	—	24,208	1,274
	(3,126)	(3,533)	11,531	(13,798)

Income (loss) before unconsolidated joint ventures and income taxes	(495)	(2,300)	23,395	(12,154)

Income (loss) from unconsolidated joint ventures:
Triple T	—	—	—	(5,000)
Dawsonville Bluffs	63	1	683	274
	63	1	683	(4,726)
Gain on sale of unconsolidated joint venture interests	35,000	—	35,000	—

Income (loss) before income taxes	34,568	(2,299)	59,078	(16,880)
Income tax expense	(675)	(658)	(675)	(658)
Net income (loss)	33,893	(2,957)	58,403	(17,538)
Net income (loss) attributable to noncontrolling interests	82	(5)	141	(30)
Net income (loss) attributable to common stockholders	$33,811	$(2,952)	$58,262	$(17,508)

Weighted-average common shares outstanding — basic	48,442	48,765	48,420	48,816
Income (loss) per share — basic	$0.70	$(0.06)	$1.20	$(0.36)

Weighted-average common shares outstanding — diluted	48,446	48,765	48,481	48,816
Income (loss) per share — diluted	$0.70	$(0.06)	$1.20	$(0.36)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	December 31, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$22,963	$11,924
Accounts receivable	5,436	8,333
Prepaid expenses and other assets	6,294	5,878
Operating lease right-of-use asset	2,527	2,831
Deferred financing costs	2,606	167
Timber assets:
Timber and timberlands, net	466,130	576,680
Intangible lease assets	1	5
Investments in unconsolidated joint ventures	1,353	1,510
Total assets	$507,310	$607,328

Liabilities:
Accounts payable and accrued expenses	$3,677	$4,808
Operating lease liability	2,707	2,988
Other liabilities	18,683	32,130
Notes payable and lines of credit, net of deferred financing costs	298,247	437,490
Total liabilities	323,314	477,416

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 48,888 and 48,765 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	489	488
Additional paid-in capital	729,960	728,662
Accumulated deficit and distributions	(537,477)	(572,493)
Accumulated other comprehensive loss	(11,217)	(27,893)
Total stockholders’ equity	181,755	128,764
Noncontrolling Interests	2,241	1,148
Total equity	183,996	129,912
Total liabilities and equity	$507,310	$607,328

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$33,893	$(2,957)	$58,403	$(17,538)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion	4,787	8,178	23,729	29,112
Basis of timberland sold, lease terminations and other	493	6,618	9,325	13,606
Stock-based compensation expense	752	629	2,904	3,836
Noncash interest expense	740	584	2,448	3,053
Noncash lease expense	3	8	21	36
Other amortization	33	42	153	166
Gain on large dispositions	(72)	—	(24,208)	(1,274)
(Income) loss from unconsolidated joint ventures	(63)	(1)	(683)	4,726
Gain on sale of unconsolidated joint venture interests	(35,000)	—	(35,000)	—
Operating distributions from unconsolidated joint ventures	683	1	683	274
Deferred income taxes	470	658	470	658
Interest paid under swaps with other-than-insignificant financing element	1,466	1,424	5,772	4,328
Changes in assets and liabilities:
Accounts receivable	1,796	(248)	1,920	(1,340)
Prepaid expenses and other assets	(176)	(115)	(208)	(120)
Accounts payable and accrued expenses	(775)	(1,043)	(865)	916
Other liabilities	1,257	(970)	2,305	16
Net cash provided by operating activities	10,287	12,808	47,169	40,455

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(985)	(1,195)	(4,908)	(5,527)
Proceeds from sale of (investments in) unconsolidated joint ventures	35,000	—	35,000	(5,000)
Distributions from unconsolidated joint ventures	(646)	328	157	455
Net proceeds from large dispositions	—	—	106,763	20,863
Net cash provided by (used in) investing activities	33,369	(867)	137,012	10,791

Cash Flows from Financing Activities:
Repayments of notes payable	(40,000)	—	(142,705)	(20,850)
Proceeds from notes payable	—	—	—	5,000
Financing costs paid	(73)	(12)	(422)	(1,031)
Interest paid under swaps with other-than-insignificant financing element	(1,466)	(1,424)	(5,772)	(4,328)
Dividends/distributions paid	(3,642)	(6,537)	(23,326)	(26,263)
Repurchases of common shares	(78)	(78)	(311)	(2,285)
Repurchase of common shares for minimum tax withholding	—	—	(606)	(1,052)
Net cash used in financing activities	(45,259)	(8,051)	(173,142)	(50,809)
Net change in cash and cash equivalents	(1,603)	3,890	11,039	437
Cash and cash equivalents, beginning of period	24,566	8,034	11,924	11,487
Cash and cash equivalents, end of period	$22,963	$11,924	$22,963	$11,924

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2021					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	273	300	286	291	1,150	324	354	349	308	1,335
Sawtimber (1)	252	228	208	209	897	271	214	231	270	986
Total	525	528	494	500	2,047	595	568	580	578	2,321

Harvest Mix
Pulpwood	52%	57%	58%	58%	56%	54%	62%	60%	53%	58%
Sawtimber (1)	48%	43%	42%	42%	44%	46%	38%	40%	47%	42%

Period-end Acres ('000)
Fee	385	375	356	356	356	393	392	391	387	387
Lease	15	15	14	14	14	22	22	22	22	22
Wholly-owned total	400	390	370	370	370	415	414	413	409	409
Joint venture interests (5)	1,081	1,080	774	—	—	1,092	1,092	1,085	1,083	1,083
Total	1,481	1,470	1,144	370	370	1,507	1,506	1,498	1,492	1,492

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	271	297	286	291	1,145	320	352	346	303	1,321
Sawtimber (1)	205	194	204	208	811	250	195	206	226	877
Total	476	491	490	499	1,956	570	547	552	529	2,198

Harvest Mix
Pulpwood	57%	61%	58%	58%	59%	56%	64%	63%	57%	60%
Sawtimber (1)	43%	39%	42%	42%	41%	44%	36%	37%	43%	40%
Delivered % as of total volume	74%	77%	70%	60%	70%	63%	61%	63%	59%	62%
Stumpage % as of total volume	26%	23%	30%	40%	30%	37%	39%	37%	41%	38%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$14	$15	$14	$16	$15	$13	$12	$13	$12	$13
Sawtimber (1)	$25	$26	$25	$27	$26	$23	$23	$22	$23	$23

Timberland Sales
Gross sales ('000)	$3,357	$7,632	$2,122	$979	$14,090	$4,779	$1,673	$2,430	$6,760	$15,642
Acres sold	1,800	4,300	1,000	400	7,500	3,000	1,100	1,200	4,000	9,300
% of fee acres	0.5%	1.2%	0.3%	—%	2.0%	0.7%	0.3%	0.3%	1.0%	2.3%
Price per acre (3)	$1,923	$1,743	$2,029	$2,597	$1,867	$1,627	$1,564	$2,047	$1,662	$1,689

Large Dispositions (4)
Gross sales ('000)	$—	$7,536	$—	$—	$7,536	$21,250	$—	$—	$—	$21,250
Acres sold	—	5,000	—	—	5,000	14,400	—	—	—	14,400
Price per acre (7)	$—	$1,522	$—	$—	$1,522	$1,474	$—	$—	$—	$1,474
Gain ('000)	$—	$759	$—	$—	$759	$1,274	$—	$—	$—	$1,274

Pacific Northwest
Timber Sales Volume (tons,'000)
Pulpwood	2	3	—	—	5	4	3	3	4	14
Sawtimber (1)	47	34	4	—	85	21	18	25	45	109
Total	49	37	4	—	90	25	21	28	49	123

Harvest Mix
Pulpwood	4%	8%	12%	—%	6%	18%	13%	12%	7%	11%
Sawtimber (1)	96%	92%	88%	—%	94%	82%	87%	88%	93%	89%
Delivered % as of total volume	100%	100%	100%	—%	100%	84%	100%	100%	100%	97%
Stumpage % as of total volume	—%	—%	—%	—%	—%	16%	—%	—%	—%	3%

Delivered Timber Sales Price ($ per ton) (2) (6)
Pulpwood	$30	$30	$33	$—	$31	$31	$29	$28	$28	$29
Sawtimber (1)	$104	$106	$99	$—	$104	$91	$84	$105	$116	$104

Large Dispositions (4)
Gross sales ('000)	$—	$—	$100,000	$—	$100,000	$—	$—	$—	$—	$—
Acres sold	—	—	18,100	—	18,100	—	—	—	—	—
Price per acre	$—	$—	$5,536	$—	$5,536	$—	$—	$—	$—	$—
Gain ('000)	$—	$—	$23,377	$72	$23,449	$—	$—	$—	$—	$—

(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Excludes value of timber reservations. For the year ended December 31, 2021 and 2020, we retained 61,900 tons and 132,200 tons of merchantable inventory, with a sawtimber mix of 35% and 49%, respectively.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Represents properties owned by Triple T joint venture in which CatchMark owned a common partnership interest; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest.
(6)    Delivered timber sales price includes contract logging and hauling costs.
(7)    Excludes value of timber reservations, which retained 56,300 tons of merchantable inventory, with a sawtimber mix of 55% for the year ended December 31, 2020.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	2022 Guidance	Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
Net income (loss)	$(5,000) - (7,000)	$33,893	$(2,957)	$58,403	$(17,538)
Add:
Depletion	15,000 - 17,000	4,787	8,178	23,729	29,112
Interest expense (1)	10,000	2,459	2,949	10,232	12,070
Amortization (1)	2,000	776	634	2,622	3,255
Income tax expense	—	675	658	675	658
Depletion, amortization, and basis of timberland and mitigation credits sold included in loss from unconsolidated joint venture (2)	—	13	11	126	151
Basis of timberland sold, lease terminations and other (3)	12,000 - 14,000	493	6,618	9,325	13,606
Stock-based compensation expense	3,000	752	629	2,904	3,836
Gain on large dispositions (4)	—	(72)	—	(24,208)	(1,274)
HLBV loss from unconsolidated joint venture (5)	—	—	—	—	5,000
Gain on sale of unconsolidated joint venture interests	—	(35,000)	—	(35,000)	—
Post-employment benefits (6)	—	7	17	41	2,324
Other (7)	—	246	605	558	865
Adjusted EBITDA (1)	$35,000 - 41,000	$9,029	$17,342	$49,407	$52,065
(1)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(2)    Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(3)    Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Reflects HLBV losses from the Triple T joint venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date. We exited from the Triple T joint venture on October 14, 2021.
(6)    Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.
(7)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.
(8)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are

Exhibit 99.1
executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Timber sales	$16,357	$19,945	$72,467	$72,344
Other revenue	964	1,009	4,129	4,120
(-) Contract logging and hauling costs	(5,927)	(8,160)	(30,172)	(30,103)
(-) Forestry management expenses	(1,663)	(1,721)	(6,982)	(6,892)
(-) Land rent expense	(79)	(113)	(292)	(447)
(-) Other operating expenses	(1,021)	(2,898)	(6,006)	(7,577)
(+) Stock-based compensation	140	110	532	417
(+/-) Other	39	1,521	505	2,328
Harvest EBITDA	8,810	9,693	34,181	34,190

Timberland sales	979	6,760	14,090	15,642
(-) Cost of timberland sales	(550)	(5,479)	(9,664)	(12,290)
(+) Basis of timberland sold	475	5,125	8,929	11,396
Real Estate EBITDA	904	6,406	13,355	14,748

Asset management fees	2,162	3,234	11,475	12,184
Unconsolidated Dawsonville Bluffs joint venture EBITDA	76	12	809	425
Investment Management EBITDA	2,238	3,246	12,284	12,609

Total Operating EBITDA	11,952	19,345	59,820	61,547

(-) General and administrative expenses	(3,804)	(3,166)	(13,452)	(16,225)
(+) Stock-based compensation	612	519	2,372	3,419
(+) Interest income	—	—	2	51
(+) Post-employment benefits	7	17	41	2,324
(+/-) Other	262	627	624	949
Corporate EBITDA	(2,923)	(2,003)	(10,413)	(9,482)

Adjusted EBITDA (1)	$9,029	$17,342	$49,407	$52,065

(1)    See definition of Adjusted EBITDA in footnote 8 to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash Provided by Operating Activities	$10,287	$12,808	$47,169	$40,455
Capital expenditures (excluding timberland acquisitions)	(985)	(1,195)	(4,908)	(5,527)
Working capital change	(2,102)	2,376	(3,152)	528
Distributions from unconsolidated joint ventures	(646)	328	157	455
Post-employment benefits	7	17	41	2,324
Interest paid under swaps with other-than-insignificant financing element	(1,466)	(1,424)	(5,772)	(4,328)
Other	246	605	558	865
Cash Available for Distribution (1)	$5,341	$13,515	$34,093	$34,772

Adjusted EBITDA (2)	$9,029	$17,342	$49,407	$52,065
Interest paid	(2,459)	(2,949)	(10,232)	(12,070)
Capital expenditures (excluding timberland acquisitions)	(985)	(1,195)	(4,908)	(5,527)
Income taxes paid	(205)	—	(205)	—
Distributions from unconsolidated joint ventures	37	329	840	729
Adjusted EBITDA from unconsolidated joint ventures	(76)	(12)	(809)	(425)
Cash Available for Distribution (1)	$5,341	$13,515	$34,093	$34,772

Dividends/distributions paid	$3,642	$6,537	$23,326	$26,263

Weighted-average shares outstanding — basic	48,442	48,765	48,420	48,816

Dividends per share	$0.075	$0.135	$0.480	$0.540

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.
(2)    See definition of Adjusted EBITDA in footnote 8 to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.